UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  November 6, 2024

DLH Holdings Corp.
(Exact name of Registrant as Specified in its Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)
3565 Piedmont Road, NE, Building 3, Suite 700
Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(770) 554-3545
Registrant's telephone number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq	Capital Market

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 6, 2024, DLH Holdings Corp. (the “Company” or “DLH”) and its direct, wholly owned subsidiaries (collectively, the “Borrowers”), entered into the First Amendment (the “First Amendment”) to the Second Amended and Restated Credit Agreement dated December 8, 2022 (the “Secured Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”) by and among the Borrowers, First National Bank of Pennsylvania, as administrative agent (the “Administrative Agent”), F.N.B. Capital Markets (as a Joint Lead Arranger), Manufacturers and Traders Trust Company (as a Joint Lead Arranger), and certain other lenders (collectively, the “Lenders”) party to such Secured Credit Agreement. The Secured Credit Agreement provided for an aggregate credit commitment of up to $260,000,000, consisting of a syndicated term loan of $190,000,000 and a revolving credit facility of up to $70,000,000, including a $10,000,000 swingline sublimit.

Pursuant to the First Amendment, the Borrowers and the Lenders agreed to amend the Secured Credit Agreement in order to modify the financial covenants and adjust the borrowing capacity of the Company’s revolving credit facility. The modifications to the financial covenants effect (i) an increase to the maximum threshold of the total leverage ratio to 4.5 to 1.0 commencing with the fiscal quarter ending December 31, 2024 through and including the fiscal quarter ending June 30, 2025, with periodic adjustments thereafter to a level of 4.75 to 1.0 from the fiscal quarter ending September 30, 2025 through and including the fiscal quarter ending March 31, 2026, and to a minimum of 4.25 to 1.0 commencing with the fiscal quarter ending March 31, 2027 for the remaining life of the facility and (ii) a reduction of the minimum threshold on the fixed charge coverage ratio to at least 1.25 to 1.0 commencing with the fiscal quarter ending December 31, 2024 to the end of the fiscal quarter ending March 31, 2025 and thereafter adjusting periodically to a minimum of 1.05 to 1.0 commencing with the fiscal quarter ending December 31, 2025 to the end of the fiscal quarter ending March 31, 2026, and then to a ratio of 1.25 to 1.0 from the fiscal quarter ending December 31, 2026 for the remaining life of the facility. The First Amendment also reduces the maximum borrowing capacity of the revolving credit facility from $70 million to $50 million. In addition, the First Amendment makes other technical amendments to certain provisions of the Secured Credit Agreement and modifies the Company’s obligations under certain non-financial covenants included in the Secured Credit Agreement.

Other than the aforementioned changes, the First Amendment does not modify any other terms of the Secured Credit Agreement, including the maturity or pricing terms of the Secured Credit Agreement. As of the effective date of the First Amendment, the principal amount of the secured senior loan has been amortized to $142,500,000. The Amended Credit Agreement remains collateralized by substantially all the assets of the Company and its operating subsidiaries and includes the other terms, conditions, and covenants and other provisions of the Secured Credit Agreement.

The description of the First Amendment and the Amended Credit Agreement is qualified in its entirety by the full text of the First Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the First Amendment and the Amended Credit Agreement is incorporated by reference herein. The foregoing does not constitute a complete summary of the terms of the First Amendment and Amended Credit Agreement, and reference is made to the disclosures contained in Item 1.01 hereof and the complete text of the First Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:
Exhibit Number	Exhibit Title or Description
10.1	First Amendment dated November 6, 2024 to the Second Amended & Restated Credit Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer

Date: November 12, 2024